Exhibit 99.1

      UNOVA Announces Fourth Quarter and Full Year 2004 Results

    EVERETT, Wash.--(BUSINESS WIRE)--Feb. 7, 2005--UNOVA, Inc.
(NYSE:UNA):

    --  UNOVA Q4 and FY 2004 EPS of $0.42 and $0.84, from Continuing
        Operations

    -- Intermec product and service revenues increased by 27%, driven by Systems and Solutions growth of 35% over prior-year quarter

    -- Intermec Operating profit of $29.0 million, up 121% over prior-year quarter

    --  IAS segment reclassified as Discontinued Operations

    UNOVA, Inc. (NYSE:UNA) today announced financial results for its fourth quarter and fiscal year which ended December 31, 2004. The Company also announced that a plan was initiated to offer its Industrial Automation Systems (IAS) businesses for sale. The results of operations for the IAS segment have been classified as "discontinued operations" for all quarters and years referred to in this release.
    UNOVA reported 2004 fourth quarter revenues of $236.9 million and earnings from continuing operations of $26.4 million, or $0.42 per diluted share, compared to 2003 fourth quarter revenues of $185.9 million and earnings from continuing operations of $3.1 million, or $0.05 per diluted share. Including the impact of discontinued operations, net losses for the fourth quarter of 2004 and 2003 were ($71.2) million, or ($1.14) per diluted share and ($2.2) million, or ($0.04) per diluted share, respectively.
    "We ended 2004 with strong profit growth and robust demand for Intermec products, especially from our core Systems and Solutions product lines," said Larry D. Brady, Chairman and CEO. "Investment in R&D activities throughout the year has allowed us to close the year's final quarter with double digit operating margins and significant revenue growth. We believe this momentum coupled with recent advances in RFID standards provides a strong foundation for our growth prospects in 2005."
    Fiscal year 2004 revenues were $811.3 million and earnings from continuing operations were $52.2 million, or $0.84 per diluted share, compared to 2003 revenues of $706.6 million and earnings from continuing operations of $8.1 million, or $0.13 per diluted share. Including the impact of discontinued operations, net losses for fiscal 2004 and 2003 were ($49.1) million, or ($0.79) per diluted share and ($19.3) million, or ($0.32) per diluted share, respectively. Revenues for fiscal years 2004 and 2003 include settlements for intellectual property (IP) disputes regarding its smart battery patents in the amount of $19.7 million and $18.7 million, respectively. The related operating profit from the IP settlements for fiscal years 2004 and 2003 were $15.6 million and $12.5 million, respectively.
    Corporate and other expenditures of $7.7 million for the fourth quarter included incremental spending for outside resources and independent audit fees related to compliance with the internal control provisions of Sarbanes-Oxley Section 404.
    The Company recorded a tax benefit from continuing operations of $9.0 million in the fourth quarter of 2004 which primarily reflects the recognition of earned tax credits and the benefit of net operating losses resulting from foreign legal entity restructuring.
    In connection with the planned disposition of its IAS business segment, the Company has received expressions of interest in both the group as a whole and for the Cincinnati Lamb and Landis Grinding businesses as separate transactions. The Company has committed to a formal process to sell these businesses, resulting in the reclassification to discontinued operations for financial statement purposes. The loss from discontinued operations totaled ($97.7) million and ($101.3) million, for the fourth quarter and fiscal year 2004, respectively. The losses for both periods were net of an $8.1 million tax benefit. The loss from discontinued operations included a fourth quarter non-cash charge of ($103.2) million, net of a $0.9 million tax benefit, reflecting the write-down of the net assets of the Cincinnati Lamb division to estimated fair value. The comparable loss from discontinued operations, net of tax totaled ($5.3) million and ($27.4) million for the 2003 fourth quarter and fiscal year, respectively. Fiscal year 2003 loss from discontinued operations included an after tax loss of ($2.0) million from the sale of the Company's Lamb Body & Assembly Systems division.
    The Company's cash and cash equivalent position, including the $50 million classified as restricted cash, increased $56.5 million during the fourth quarter to $267.9 million as of December 31, 2004. This represents the highest level in UNOVA's seven-year history. The restricted cash is required by the Company's credit facility until the Company retires its bonds due in March 2005. Total debt remained unchanged at $208.5 million.

    Automated Data Systems (ADS)

    In the fourth quarter of 2004, revenues at the Company's ADS segment, comprising Intermec Technologies, were $236.9 million, representing a 27 percent increase in revenues over the comparable prior-year quarter.
    The ADS segment achieved a $29.0 million operating profit for the fourth quarter of 2004, representing a 121 percent increase compared to an operating profit of $13.1 million, for the fourth quarter of 2003. Operating margins for ADS product and service revenues were 12.3 percent in the fourth quarter of 2004, compared to 7.7 percent for the prior-year quarter.
    All major product and service revenue categories achieved double digit growth over the comparable 2003 quarter. This was primarily led by Systems and Solutions revenue growth of 35 percent, Services growth of 14 percent and Printer and Media growth of 11 percent over the comparable prior-year period.
    Geographically, North America revenues achieved an increase of 16 percent over the comparable prior-year period. Revenues in EMEA increased 44 percent, Latin America revenues increased 43 percent and revenues in Asia Pacific decreased 11 percent.

    About UNOVA

    UNOVA is a leader in global supply chain solutions and in the development, manufacture and integration of wired and wireless automated data collection, Intellitag(R) RFID (radio frequency identification), mobile computing systems, bar code printers and label media. The company's products and services are used by customers in many industries to improve productivity, quality and responsiveness of business operations, from supply chain management and enterprise resource planning to field sales and service. www.unova.com

    (Forward-looking Statement)

    Certain forward-looking statements in this release (as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934) relate to matters that are not historical facts. They include, but are not limited to, statements about the Company's ability to continue to improve profit of its business segments, reduce expenses, improve efficiency, leverage its research and development investment to drive significant future revenue, complete its divestiture of its IAS businesses and the ability to continue operational improvement and year over year growth. Such forward-looking statements involve and are dependent upon certain risks and uncertainties. These include, but are not limited to, other risks and uncertainties described more fully in the Company's filings on Form 10-K and 10-Q with the Securities and Exchange Commission.

    UNOVA, INC.

    FOURTH QUARTER FISCAL YEAR 2004 -- EARNINGS CONFERENCE CALL

    UNOVA, Inc. will hold a conference call on February 7, 2005 at 5 p.m. Eastern (2 p.m. Pacific) to review financial results from its fourth fiscal quarter and fiscal year 2004. The call will be hosted by UNOVA Chief Executive Officer, Larry D. Brady; Chief Financial Officer, Michael E. Keane; Intermec President, Thomas O. Miller, Industrial Automation Systems President, Robert T. Smith and Kevin McCarty, UNOVA Director of Investor Relations. The dial-in number for participants is 888-462-1974 (US); 1-517-308-9002 (International)
(Pass code is "UNOVA").
    The call also will be broadcast live on the Internet under the investor information section of the UNOVA web site at www.unova.com.


                              UNOVA, INC.
      (Unaudited, amounts in thousands, except per share amounts)

                              Three Months Ended  Twelve Months Ended
                                 December 31,         December 31,
                              ------------------- --------------------
                                2004      2003       2004      2003
                               --------  --------  ---------  --------

          CONSOLIDATED STATEMENTS OF OPERATIONS (Preliminary)

Sales and Service Revenues    $236,919  $185,940  $ 811,317  $706,583
                               --------  --------  ---------  --------
Costs and Expenses
 Cost of sales and service     138,257   112,606    465,430   416,623
 Selling, general and
  administrative                77,324    64,880    279,868   245,633
 Special charges                   191       849      1,306     1,662
                               --------  --------  ---------  --------
  Total Costs and Expenses     215,772   178,335    746,604   663,918
                               --------  --------  ---------  --------
Operating Profit From
 Continuing Operations          21,147     7,605     64,713    42,665
Other Income (Expense)
 Interest, net                  (2,918)   (2,913)   (12,361)  (13,085)
 Foreign currency exchange,
  net                             (763)    3,024     (1,675)    1,242
                               --------  --------  ---------  --------
  Total Other Income (Expense)  (3,681)      111    (14,036)  (11,843)
                               --------  --------  ---------  --------
Earnings from Continuing
  Operations before Income
  Taxes                         17,466     7,716     50,677    30,822
 Provision (Benefit) for
  income taxes                  (8,980)    4,664     (1,504)   22,735
                               --------  --------  ---------  --------
Earnings from Continuing
  Operations                     26,446     3,052     52,181     8,087
 Loss from discontinued
  operations, net of tax       (97,663)   (5,301)  (101,310)  (27,354)
                               --------  --------  ---------  --------
Net Loss                      $(71,217) $ (2,249) $ (49,129) $(19,267)
                               ========  ========  =========  ========
Basic Earnings (Loss) per
  Share
 Continuing operations        $   0.44  $   0.05  $    0.86  $   0.14
 Discontinued operations         (1.61)    (0.09)     (1.67) $  (0.47)
                               --------  --------  ---------  --------
  Net loss per share          $  (1.17) $  (0.04) $   (0.81) $  (0.33)
                               ========  ========  =========  ========
Diluted Earnings (Loss) per
  Share
 Continuing operations        $   0.42  $   0.05  $    0.84  $   0.13
 Discontinued operations         (1.56)    (0.09)     (1.63)    (0.45)
                               --------  --------  ---------  --------
  Net loss per share          $  (1.14) $  (0.04) $   (0.79) $  (0.32)
                               ========  ========  =========  ========
Shares Used in Computing
  Earnings (Loss) per Share
 Basic                          60,780    59,454     60,502    58,828
 Diluted                        62,374    61,428     62,154    60,234

              SELECTED SEGMENT INFORMATION (Preliminary)

Revenues from Continuing
 Operations

Product Related Revenues      $199,129  $152,873  $ 654,867  $561,362
Service and Service Related
 Revenues                       37,790    33,067    136,800   126,553
Intellectual Property
 Settlements                                         19,650    18,668
                              --------- ---------  ---------  --------
 Total  Revenues              $236,919  $185,940  $ 811,317  $706,583
                               ========  ========  =========  ========
Operating Profit (Loss) From
 Continuing Operations

Automated Data System
 Operating Profit             $ 29,011  $ 13,107  $  89,740  $ 65,781
Corporate and Other             (7,673)   (4,653)   (23,721)  (21,454)
Special Charges                   (191)     (849)    (1,306)   (1,662)
                               --------  --------  ---------  --------
 Operating Profit From
  Continuing Operations       $ 21,147  $  7,605  $  64,713  $ 42,665
                               ========  ========  =========  ========

                             UNOVA, INC.
              CONSOLIDATED BALANCE SHEETS (Preliminary)
                  (Unaudited, amounts in thousands)

                                             December 31, December 31,
                                                 2004         2003
                                               ----------   ----------
Assets

Current Assets
   Cash and cash equivalents                  $  217,899   $  238,447
   Restricted cash                                50,000            -
   Accounts receivable, net                      157,833      140,798
   Inventories                                    80,854       73,171
   Net deferred tax assets                        81,769       71,229
   Assets held for sale                           19,748       23,840
   Assets of discontinued operations             211,116      196,860
   Other current assets                            8,831       16,602
                                               ----------   ----------
     Total Current Assets                        828,050      760,947

Property, Plant and Equipment, Net                30,375       30,231
Other Intangibles, Net                             4,072        4,336
Net Deferred Tax Assets                          134,978      111,820
Long Term Assets of Discontinued Operations       21,238      119,224
Other Assets                                      53,964       64,259
                                               ----------   ----------
Total Assets                                  $1,072,677   $1,090,817
                                               ==========   ==========

Liabilities and Shareholders' Investment

Current Liabilities
   Accounts payable and accrued expenses      $  160,001   $  152,542
   Payroll and related expenses                   30,077       33,271
   Current portion of long-term obligations      108,500            -
   Current liabilities of discontinued
    operations                                   130,257      134,706
                                               ----------   ----------
     Total Current Liabilities                   428,835      320,519

Long-term Obligations                            100,000      208,500
Other Long-term Liabilities                       86,220       78,862
Long Term Liabilities of Discontinued
 Operations                                       61,118       52,108

Shareholders' Investment
   Common stock                                      613          605
   Additional paid-in capital                    703,414      690,745
   Accumulated deficit                          (306,695)    (257,566)
   Accumulated other comprehensive loss             (828)      (2,956)
                                               ----------   ----------
     Total Shareholders' Investment              396,504      430,828
                                               ----------   ----------
Total Liabilities and Shareholders'
 Investment                                   $1,072,677   $1,090,817
                                               ==========   ==========

                             UNOVA, INC.
          CONSOLIDATED STATEMENT OF CASH FLOWS (Preliminary)
                   (Unaudited, amounts in thousands)
                     Year Ended December 31, 2004

Cash and Cash Equivalents at Beginning of Period             $238,447

Cash Flows from Operating Activities:
  Net earnings from continuing operations                      52,181
  Adjustments to reconcile net earnings to net cash provided in operating activities:
    Depreciation and amortization                              10,847
    Changes in working capital and other operating
     activities                                               (17,227)
                                                              --------
   Net Cash Provided by Operating Activities of Continuing
    Operations                                                 45,801
                                                              --------
Cash Flows from Investing Activities:
  Capital expenditures                                        (10,284)
  Other investing activities                                     (225)
                                                              --------
   Net Cash Used in Investing Activities of Continuing
    Operations                                                (10,509)
                                                              --------
Cash Flows from Financing Activities:
  Cash restricted for repayment of debt                       (50,000)
  Stock options exercised                                       5,683
  Other financing activities                                      211
                                                              --------
   Net Cash Used in Financing Activities of Continuing
    Operations                                                (44,106)
                                                              --------

Net Cash Used in Continuing Operations                         (8,814)
Net Cash Used in Operating Activities of Discontinued
 Operations                                                   (14,316)
Net Cash Provided by Investing Activities of Discontinued
 Operations                                                     2,582
                                                              --------
Resulting Decrease in Cash and Cash Equivalents               (20,548)
                                                              --------
Cash and Cash Equivalents at End of Period                   $217,899
                                                              ========

    CONTACT: UNOVA, Inc.
             Michael E. Keane, 425-265-2402
             Chief Financial Officer
             mkeane@unova.com
             or
             UNOVA, Inc.
             Kevin P. McCarty, 425-265-2472
             Director of Investor Relations
             kmccarty@unova.com